EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the  incorporation  by  reference  in the  following  Registration
Statements:

(1) Form S-8 No. 333-111280

(2) Form S-8 No. 333-111281

(3) Form S-8 No. 333-111282

(4) Form S-8 No. 333-111208

(5) Form S-3 No. 333-157390

of our reports dated March 24, 2009, with respect to the consolidated financial statements and schedule of Conn's, Inc., and the effectiveness of internal control over financial reporting of Conn's, Inc., included in this Annual Report (Form 10-K) of Conn's, Inc. for the year ended January 31, 2009.

                                        /s/ Ernst & Young, LLP

Houston, Texas
March 24, 2009